Exhibit 10.1
SYBASE, INC.
AMENDED AND RESTATED
2003 STOCK PLAN

SYBASE, INC.
AMENDED AND RESTATED
2003 STOCK PLAN
(Amended and Restated Effective September 17, 2009)
     SYBASE, INC., hereby amends and restates in its entirety the Sybase, Inc. 2003 Stock Plan, effective as of April 14, 2009. The 2003 Stock Plan was initially amended and restated as of March 25, 2004 (“1st Amendment Date”), was amended and restated on May 25, 2005 (“2nd Amendment Date”), was amended and restated on May 29, 2007 (“3rd Amendment Date”), was amended and restated on April 14, 2009 (the “4th Amendment Date”), and was further amended and restated on September 17, 2009 (the “5th Amendment Date”). The amended and restated 2003 Stock Plan shall hereinafter be referred to as the “Plan.” The Plan, as amended on the 1st Amendment Date, became effective upon approval by the stockholders of Sybase, Inc. at the Annual Meeting of Stockholders held on May 27, 2004 (“Plan Effective Date”). Unless otherwise defined, terms with initial capital letters are defined in Section 2 below.
SECTION 1
BACKGROUND AND PURPOSE
1.1 Background The Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights (SARs), Performance Shares, Performance Units, Deferred Stock Units, Restricted Stock Units and Restricted Stock.
1.2 Purpose of the Plan The Plan is intended to attract, motivate, and retain the following individuals: (a) employees of the Company and its Affiliates; (b) consultants who provide significant services to the Company and its Affiliates; and (c) directors of the Company who are employees of neither the Company nor any Affiliate. The Plan also is designed to encourage stock ownership by such individuals, thereby aligning their interests with those of the Company’s stockholders.
SECTION 2
DEFINITIONS
The following words and phrases shall have the following meanings unless a different meaning is plainly required by the context:
2.1 “1934 Act” means the Securities Exchange Act of 1934, as amended. Reference to a specific section of the 1934 Act shall include such section, any valid rules or regulations promulgated under such section, and any comparable provisions of any future legislation, rules or regulations amending, supplementing or superseding any such section, rule or regulation.
2.2 “Administrator” means, collectively the Board, and/or one or more Committees, and/or one or more executive officers of the Company designated by the Board to administer the Plan or specific portions thereof.

2.3 “Affiliate” means any corporation or any other entity (including, but not limited to, Subsidiaries, partnerships and joint ventures) controlling, controlled by, or under common control with the Company.
2.4 “Applicable Law” means the legal requirements relating to the administration of Options, SARs, Performance Shares, Performance Units, Deferred Stock Units, Restricted Stock Units and Restricted Stock and similar incentive plans under applicable state corporate and securities laws, the Code, and applicable rules and regulations promulgated by the NYSE or the requirements of any other stock exchange or quotation system upon which the Shares may then be listed or quoted.
2.5 “Award” means, individually or collectively, a grant under the Plan of Nonqualified Stock Options, Incentive Stock Options, SARs, Restricted Stock, Performance Shares, Performance Units, Restricted Stock Units and/or Deferred Stock Units.
2.6 “Award Agreement” means the written agreement setting forth the terms and provisions applicable to each Award granted under the Plan, including the Grant Date.
2.7 “Board” or “Board of Directors” means the Board of Directors of the Company.
2.8 “Change in Control” means the occurrence of any of the following events:
          (a) Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities;
          (b) The consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets;
          (c) A change in the composition of the Board occurring within a two-year period, as a result of which fewer than a majority of the directors are Incumbent Directors. “Incumbent Directors” means directors who either (A) are Directors as of the Plan Effective Date, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Directors at the time of such election or nomination (but will not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of Directors); or
          (d) The consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation.
2.9 “Code” means the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.
2.10 “Committee” means any committee appointed by the Board of Directors to administer the Plan or any portion thereof that (i) is composed entirely of Independent Directors, and (ii) has a published committee charter as required under applicable NYSE rules.
2.11 “Company” means Sybase, Inc., a Delaware corporation, or any successor thereto. With respect to the definitions of the Performance Goals, the Administrator may determine that “Company” means Sybase and its consolidated Subsidiaries.
2.12 “Consultant” means any consultant, independent contractor, or other person who provides significant services to the Company or its Affiliates, but who is neither an Employee nor a Director.
2.13 “Continuous Status” as an Employee, Consultant or Director means that a Participant’s employment or service relationship with the Company or any Affiliate is not interrupted or terminated. Continuous Status as an Employee or Consultant shall not be considered interrupted in the following cases: (i) any leave of absence approved by the Company, or (ii) transfers between locations of the Company or between the Company and any Subsidiary, or any successor. A leave of absence approved by the Company shall include sick leave, military leave, or any other personal leave approved by an authorized representative of the Company. For purposes of Incentive Stock Options, no leave of absence may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If such reemployment is not so guaranteed, then on the one hundred eighty-first (181st) day of such leave any Incentive Stock Option held by the Participant shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonqualified Stock Option. Continuous Status as a Director means the absence of any interruption or termination of service as a Director.
2.14 “Deferred Stock Units” means an Award granted to a Participant that is Restricted Stock, Performance Shares or Performance Units and that is paid out on a deferred basis after such Award has vested as described in Section 11.3.
2.15 “Director” means any individual who is a member of the Board of Directors of the Company.
2.16 “Disability” means a permanent and total disability within the meaning of Section 22(e)(3) of the Code, provided that in the case of Awards other than Incentive Stock Options, the Administrator in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Administrator from time to time.
2.17 “Employee” means any employee of the Company or of an Affiliate.
2.18 “Exercise Price” means the price at which a Share may be purchased by a Participant pursuant to the exercise of an Option.
2.19 “Fair Market Value” means the closing price of the Company’s Shares on the NYSE on the relevant date. If the Shares are not trading on the NYSE on the relevant date, “Fair Market Value” means the last quoted per share selling price for Shares on the relevant date, or if there were no sales on such date, the closing bid on the relevant date; if there are neither bids nor sales on the relevant date, then the Fair Market Value shall mean the arithmetic mean of the highest and lowest quoted selling prices on the last market trading day before the relevant date, as determined by the Administrator. Notwithstanding the preceding, for federal, state, and local income tax reporting purposes, Fair Market Value shall be determined by the Administrator (or its delegate) in accordance with uniform and nondiscriminatory standards adopted by it from time to time.
2.20 “Fiscal Year” means a fiscal year of the Company.
2.21 “Freestanding SAR” means a SAR that is granted independently of any Option.
2.22 “Grant Date” means with respect to an Award, the effective date an Award is granted.
2.23 “Incentive Stock Option” means an Option to purchase Shares, which is designated as an Incentive Stock Option and is intended to meet the requirements of Section 422 of the Code.
2.24 “Independent Director” means a Nonemployee Director who is (i) a “non-employee director” within the meaning of Section 16b-3 of the 1934 Act, (ii) “independent” as determined under the applicable rules of the NYSE, and (iii) an “outside director” under Treasury Regulation Section 1.162-27(e)(3), as any of these definitions may be modified or supplemented from time to time.
2.25 “Individual Objectives” means as to a Participant, the objective and measurable goals set by a “management by objectives” process and approved by the Administrator in its discretion.
2.26 “Misconduct” shall include commission of any act in competition with any activity of the Company (or any Affiliate) or any act contrary or harmful to the interests of the Company (or any Affiliate) and shall include, without limitation: (a) conviction of a felony or crime involving moral turpitude or dishonesty, (b) violation of Company (or any Affiliate) policies, with or acting against the interests of the Company (or any Affiliate), including employing or recruiting any present, former or future employee of the Company (or any Affiliate), (d) misuse of any trade or business secrets or confidential, secret, privileged, or non-public information relating to the Company’s (or any Affiliate’s) business or breach of the Company’s Nondisclosure and Assignment of Inventions Agreement, or (e) participating in a hostile takeover attempt of the Company or an Affiliate. The foregoing definition shall not be deemed to be inclusive of all acts or omissions that the Company (or any Affiliate) may consider as Misconduct for purposes of the Plan.
2.27 “NYSE” means New York Stock Exchange.
2.28 “Nonemployee Director” means a Director who is not employed by the Company or an Affiliate.
2.29 “Nonqualified Stock Option” means an option to purchase Shares that is not intended to be an Incentive Stock Option.
2.30 “Option” means an Incentive Stock Option or a Nonqualified Stock Option.
2.31 “Participant” means an Employee, Consultant, or Nonemployee Director who has an outstanding Award.
2.32 “Performance Goals” means the goal(s) (or combined goal(s)) determined by the Administrator (in its discretion) to be applicable to a Participant with respect to an Award. As determined by the Administrator, the performance measures for any performance period will be any one or more of the following objective performance criteria, applied to either the Company as a whole or, except with respect to stockholder return metrics, to a region, business unit, affiliate or business segment, and measured either on an absolute basis or relative to a pre-established target, to a previous period’s results or to a designated comparison group, and, with respect to financial metrics, which may be determined in accordance with United States Generally Accepted Accounting Principles (“GAAP”), in accordance with accounting principles established by the International Accounting Standards Board (“IASB Principles”) or which may be adjusted when established to exclude any items otherwise includable under GAAP or under IASB Principles: (i) cash flow (including operating cash flow or free cash flow), (ii) revenue (on an absolute basis or adjusted for currency effects), (iii) gross margin, (iv) operating expenses or operating expenses as a percentage of revenue, (v) earnings (which may include earnings before interest and taxes, earnings before taxes and net earnings), (vi) earnings per share, (viii) stock price, (ix) return on equity, (x) total stockholder return, (xi) growth in stockholder value relative to the moving average of the S&P 500 Index or another index, (xii) return on capital, (xiii) return on assets or net assets, (xiv) return on investment, (xv) economic value added, (xvi) operating profit or net operating profit, (xvii) operating margin, (xix) market share, (xx) contract awards or backlog, (xxi) overhead or other expense reduction, (xxii) credit rating, (xxvi) objective customer indicators, (xxvii) new product invention or innovation, (xxviii) attainment of research and development milestones, (xxix) improvements in productivity, (xxx) attainment of objective operating goals, and (xxxi) objective employee metrics. The Performance Goals may differ from Participant to Participant and from Award to Award.

2.33 “Performance Shares” mean an Award granted to a Participant pursuant to Section 10 of the Plan that entitles the Participant to receive a prescribed number of Shares upon achievement of performance objectives associated with such Award.
2.34 “Performance Unit” means an Award granted to Participant pursuant to Section 10 of the Plan that entitles the Participant to receive a cash payment equal to the value of a prescribed number of Shares upon achievement of performance objectives associated with such Award.
2.35 “Period of Restriction” means the period during which the transfer of Shares of Restricted Stock are subject to restrictions that subject the Shares to a substantial risk of forfeiture. As provided in Section 7, such restrictions may be based on the passage of time, the achievement of Performance Goals, or the occurrence of other events as determined by the Administrator, in its discretion.
2.36 “Plan” means this amended and restated Sybase, Inc. 2003 Stock Plan, as set forth in this instrument and as hereafter amended from time to time.
2.37 “Restricted Stock” means an Award granted to a Participant pursuant to Section 7.
2.38 “Restricted Stock Unit” shall mean a bookkeeping entry representing an amount equal to the Fair Market Value of one Share, granted pursuant to Section 9. Each Restricted Stock Unit represents an unfunded and unsecured obligation of the Company.
2.39 “Retirement” means the termination of employment pursuant to the Company’s retirement policies for an Employee who has attained the age of fifty-five (55) and whose Continuous Status as an Employee was not interrupted during the previous five (5) years.
2.40 “Rule 16b-3” means Rule 16b-3 promulgated under the 1934 Act, and any future regulation amending, supplementing or superseding such regulation.
2.41 “SEC” means the U.S. Securities and Exchange Commission.
2.42 “Section 16 Person” means a person who, with respect to the Shares, is subject to Section 16 of the 1934 Act.
2.43 “Shares” means the shares of common stock of the Company.
2.44 “Stock Appreciation Right” or “SAR” means an Award, granted alone or in connection with a related Option, that pursuant to Section 6 is designated as a SAR. A SAR gives a Participant a right to receive an amount equal to the difference between the exercise price of the Shares on the grant date and the Fair Market Value of the Shares on the exercise date. For example, assume a Participant is granted 100 SARs at an exercise price of $20 (i.e., 100% of the Fair Market Value of the underlying Shares on the grant date). When the SARs become exercisable, the Fair Market Value of the underlying Shares is $30 per Share. Therefore, upon exercise of the SAR the Participant is entitled to receive $1,000 (100 Shares x $10 per Share).

2.45 “Subsidiary” means any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.
2.46 “Tandem SAR” means a SAR that is granted in connection with a related Option, the exercise of which shall require forfeiture of the right to purchase an equal number of Shares under the related Option (and when a Share is purchased under the Option, the SAR shall be canceled to the same extent).
SECTION 3
ADMINISTRATION
3.1 The Administrator. The Administrator shall be appointed by the Board of Directors from time to time.
3.2 Authority of the Administrator. It shall be the duty of the Administrator to administer the Plan in accordance with the Plan’s provisions and in accordance with Applicable Law. The Administrator shall have all powers and discretion necessary or appropriate to administer the Plan and to control its operation, including, but not limited to, the power to make recommendations to the Board regarding the following: (a) which Employees, Consultants and Directors shall be granted Awards; (b) the terms and conditions of the Awards, (c) interpretation of the Plan, (d) adoption of such procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by Employees and Directors who are foreign nationals or employed outside of the United States, (e) adoption of rules for the administration, interpretation and application of the Plan as are consistent therewith, and (f) interpretation, amendment or revocation of any such rules. Notwithstanding the foregoing, the Compensation Committee of the Board shall have the sole authority to grant any Awards to Nonemployee Directors, to determine the terms and conditions of such Awards to Nonemployee Directors and to modify or amend the terms of any Awards granted to Nonemployee Directors.
3.3 Delegation by the Administrator. The Administrator, in its discretion and on such terms and conditions as it may provide, may delegate all or any part of its authority and powers under the Plan to one or more Directors; provided, however, that the Administrator may not delegate its authority and powers (a) with respect to Section 16 Persons, or (b) in any way which would jeopardize the Plan’s qualification under Section 162(m) of the Code or Rule 16b-3.
3.4 Decisions Binding. All determinations and decisions made by the Administrator, the Board, and any delegate of the Administrator pursuant to the provisions of the Plan shall be final, conclusive, and binding on all persons, and shall be given the maximum deference permitted by Applicable Law.

SECTION 4
SHARES SUBJECT TO THE PLAN
4.1 Number of Shares. Subject to adjustment as provided in Section 4.3, the total number of Shares available for grant under the Plan shall be 14,500,000 (i.e., the existing 2003 Plan share reserve plus 3,000,000 shares approved by the stockholders on the 2nd Amendment Date plus 4,000,000 shares approved by the stockholders on the 3rd Amendment Date plus 5,000,000 shares approved by the stockholders on the 4th Amendment Date), plus (i) the 1,004,213 shares available for grant under the Sybase, Inc. 1996 Stock Plan as of the Plan Effective Date; plus (ii) the 55,250 shares available for grant under the 1999 Plan as of the Plan Effective Date, plus (iii) any shares represented by awards granted under the 1996 Plan, the 1999 Plan, or the 1992 Director Plan or the 2001 Director Plan (collectively, the “Existing Plans”) as of the Plan Effective Date that are forfeited or cancelled or expire without the delivery of Shares. As of the 1st Amendment Date, there were a total of 17,202,848 options and awards issued but unexercised under the Existing Plans. After the Plan Effective Date, no further shares will be issued under any Existing Plan. When any Award made under the Plan expires, or is forfeited or cancelled without the delivery of Shares, such Shares will become available for future Awards under the Plan. Shares granted under the Plan may be authorized but unissued Shares or reacquired Shares.
4.2 Fungible Limit on Discounted Awards. For Awards granted on or after the 4th Amendment Date, any Shares subject to Options or SARs shall be counted against the numerical limits of Section 4.1 as one share for every share subject thereto. For Awards granted on or after the 4th Amendment Date, any Shares subject to Performance Shares, Restricted Stock, Restricted Stock Units or Deferred Stock Units with a per share or unit purchase price lower than 100% of Fair Market Value on the date of grant shall be counted against the numerical limits of Section 4.1 as two and one-tenth shares for every one share subject thereto. To the extent that a share that was subject to an Award that counted as two and one-tenth shares against the Plan reserve pursuant to the preceding sentence is recycled back into the Plan under Section 4.3, the Plan shall be credited with two and one-tenth Shares.
4.3 Lapsed Awards. If an Award is settled in cash, or is cancelled, terminates, expires, or lapses for any reason (with the exception of the termination of a Tandem SAR upon exercise of the related Option, or the termination of a related Option upon exercise of the corresponding Tandem SAR), any Shares subject to such Award again shall be available to be the subject of an Award.
4.4 Adjustments in Awards and Authorized Shares. Subject to the provisions of Section 11.6, in the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs the Administrator shall proportionately adjust the number and class of Shares which may be delivered under the Plan and, the number, class, and price of Shares subject to outstanding Awards, and the numerical limits of Sections 8.1 and 11.6, in order to prevent dilution or enlargement of the benefits or potential benefits under the Plan. Notwithstanding the preceding, the number of Shares subject to any Award always shall be a whole number.
4.5 Legal Compliance. Shares shall not be issued pursuant to the making or exercise of an Award unless the exercise of Options and rights and the issuance and delivery of Shares shall comply with the Securities Act of 1933, as amended, the 1934 Act and other Applicable Law, and shall be further subject to the approval of counsel for the Company with respect to such compliance.
4.6 Investment Representations. As a condition to the exercise of an Option or other right, the Company may require the person exercising such Option or right to represent and warrant at the time of exercise that the Shares are being acquired only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.
SECTION 5
EMPLOYEE AND CONSULTANT STOCK OPTIONS
     The provisions of this Section 5 are applicable only to Options granted to Employees (including Directors who are also Employees), and Consultants. Such Participants shall also be eligible to receive other types of Awards as set forth in the Plan.
5.1 Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to Employees and Consultants at any time and from time to time as determined by the Administrator in its discretion. The Administrator may grant Incentive Stock Options, Nonqualified Stock Options, or a combination thereof, and the Administrator, in its discretion and subject to Section11.6, shall determine the number of Shares subject to each Option.
5.2 Award Agreement. Each Option shall be evidenced by an Award Agreement that shall specify the Exercise Price, the expiration date of the Option, the number of Shares to which the Option pertains, any conditions to exercise the Option, and such other terms and conditions as the Administrator, in its discretion, shall determine. The Award Agreement shall also specify whether the Option is intended to be an Incentive Stock Option or a Nonqualified Stock Option.
5.3 Exercise Price. The Administrator shall determine the Exercise Price for each Option subject to the provisions of this Section 5.3.
     5.3.1 Nonqualified Stock Options. In the case of a Nonqualified Stock Option, the Exercise Price shall be determined by the Administrator, but in no case shall the per Share exercise price be less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date.
     5.3.2 Incentive Stock Options. The grant of Incentive Stock Options shall be subject to the following limitations:

          (a) The Exercise Price of an Incentive Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date; provided, however, that if on the Grant Date, the Employee (together with persons whose stock ownership is attributed to the Employee pursuant to Section 424(d) of the Code) owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries, the Exercise Price shall be not less than one hundred and ten percent (110%) of the Fair Market Value of a Share on the Grant Date;
          (b) Incentive Stock Options may be granted only to persons who are, as of the Grant Date, Employees of the Company or a Subsidiary, and may not be granted to Nonemployee Directors or Consultants;
          (c) To the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any parent or Subsidiary) exceeds $100,000, such Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 5.3.2(c), Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted; and
          (d) In the event of a Participant’s change of status from Employee to Consultant or Director, an Incentive Stock Option held by the Participant shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option three (3) months and one (1) day following such change of status.
     5.3.3 Substitute Options. Notwithstanding the provisions of Sections 5.3.1 and 5.3.2, in the event that the Company or an Affiliate consummates a transaction described in Section 424(a) of the Code (e.g., the acquisition of property or stock from an unrelated corporation), persons who become Employees, Directors or Consultants on account of such transaction may be granted Options in substitution for options granted by their former employer. If such substitute Options are granted, the Administrator, in its discretion and consistent with Section 424(a) of the Code, may determine that such substitute Options shall have an exercise price of no less than one hundred percent (100%) of the Fair Market Value of the Shares on the Grant Date.
5.4 Expiration of Options
     5.4.1 Expiration Dates. Each Option shall terminate no later than the first to occur of the following events:
          (a) Date in Award Agreement. The date for termination of the Option set forth in the written Award Agreement; or

          (b) Termination of Continuous Status as Employee or Consultant. The last day of the three (3)-month period following the date the Participant ceases his/her Continuous Status as an Employee or Consultant (other than termination for a reason described in subsections (c), (d), (e), (f) or (g) below); or
          (c) Misconduct. In the event a Participant’s Continuous Status as an Employee or Consultant terminates because the Participant has performed an act of Misconduct as determined by the Administrator, all unexercised Options held by such Participant shall expire five (5) business days following written notice from the Company to the Participant;
          (d) Disability. In the event that a Participant’s Continuous Status as an Employee or Consultant terminates as a result of the Participant’s Disability, the Participant may exercise his or her Option at any time within twelve (12) months from the date of such termination, but only to the extent that the Participant was entitled to exercise it at the date of such termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). If, at the date of termination, the Participant is not entitled to exercise his or her entire Option, the Shares covered by the unexercisable portion of the Option shall revert to the Plan. If, after termination, the Participant does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan; or
          (e) Death. In the event of the death of a Participant, the Option may be exercised at any time within twenty-four (24) months following the date of death (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement), by the Participant’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent that the Participant was entitled to exercise the Option at the date of death. If, at the time of death, the Participant was not entitled to exercise his or her entire Option, the Shares covered by the unexercisable portion of the Option shall immediately revert to the Plan. If, after death, the Participant’s estate or a person who acquired the right to exercise the Option by bequest or inheritance does not exercise the Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan; or
          (f) Retirement. In the event that an Participant’s Continuous Status as an Employee terminates as a result of the Participant’s Retirement, the Participant may exercise his or her Option at any time subject to the limitations in the Plan and the Award Agreement, but only to the extent that the Participant was entitled to exercise the Option at the time of such termination, unless otherwise expressly provided in a written agreement between the Participant and the Company. However, any Incentive Stock Options not exercised within three (3) months of the termination of the Participant’s Continuous Status as an Employee shall be treated for tax purposes as Nonstatutory Stock Options three (3) months and one (1) day following such Retirement; or
          (g) Expiration. Unless otherwise specified above, for Options granted from the Plan Effective Date until the day preceding the 2nd Amendment Date, an Option shall expire no more than ten (10) years from the Grant Date, and for Options granted on or after the 2nd Amendment Date, an Option shall expire no more than seven (7) years from the Grant Date; provided, however, that if an Incentive Stock Option is granted to an Employee who, together with persons whose stock ownership is attributed to the Employee pursuant to Section 424(d) of the Code, owns stock possessing more than 10% of the total combined voting power of all classes of the stock of the Company or any of its Subsidiaries, such Incentive Stock Option may not be exercised after the expiration of five (5) years from the Grant Date.
          (h) Change in Status. In the event a Participant’s status has changed from Consultant to Employee, or vice versa, a Participant’s Continuous Status as an Employee or Consultant shall not automatically terminate solely as a result of such change in status.
     5.4.2 Administrator Discretion. Subject to the limits of Section 5.4.1, the Administrator, in its discretion, (a) shall provide in each Award Agreement when each Option expires and becomes unexercisable, and (b) may, after an Option is granted, extend the maximum term of the Option (subject to limitations applicable to Incentive Stock Options).
5.5 Exercisability of Options. Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Administrator shall determine in its discretion. After an Option is granted, the Administrator, in its discretion, may accelerate the exercisability of the Option only in the event of (i) a Participant’s death, (ii) a Participant’s Disability, (iii) in connection with a Change of Control, or (iv) in connection with an Employee’s Retirement or the retirement (as determined by the Compensation Committee of the Board) of a Nonemployee Director.
5.6 Exercise and Payment. Options shall be exercised by the Participant’s delivery of a written notice of exercise to the Secretary of the Company (or its designee), setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.
     5.6.1 Form of Consideration. Upon the exercise of any Option, the Exercise Price shall be payable to the Company in full in cash or its equivalent. The Administrator, in its discretion, also may permit the same-day exercise and sale of Options and related Shares, or exercise by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Exercise Price, or by any other means which the Administrator, in its discretion, determines to provide legal consideration for the Shares, and to be consistent with the purposes of the Plan.
     5.6.2 Delivery of Shares. As soon as practicable after receipt of a written notification of exercise and full payment for the Shares purchased, the Company shall deliver to the Participant (or the Participant’s designated broker), Share certificates (which may be in book entry form) representing such Shares.

SECTION 6
STOCK APPRECIATION RIGHTS
6.1 Grant of SARs. Subject to the terms of the Plan, a SAR may be granted to Employees, Directors and Consultants at any time and from time to time as shall be determined by the Administrator. The Administrator may grant, Freestanding SARs, Tandem SARs, or any combination thereof.
     6.1.1 Number of Shares. The Administrator shall have complete discretion to determine the number of SARs granted to any Participant, subject to the limitation in Section 11.6.
     6.1.2 Exercise Price and Other Terms. The Administrator, subject to the provisions of the Plan, shall have discretion to determine the terms and conditions of SARs granted under the Plan. However, the exercise price of a Freestanding SAR shall be not less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date. The exercise price of Tandem SARs shall equal the Exercise Price of the related Option.
6.2 Exercise of Tandem SARs. Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable. With respect to a Tandem SAR granted in connection with an Incentive Stock Option: (a) the Tandem SAR shall expire no later than the expiration of the underlying Incentive Stock Option; (b) the value of the payout with respect to the Tandem SAR shall be for no more than one hundred percent (100%) of the difference between the Exercise Price of the underlying Incentive Stock Option and the Fair Market Value of the Shares subject to the underlying Incentive Stock Option at the time the Tandem SAR is exercised; and (c) the Tandem SAR shall be exercisable only when the Fair Market Value of the Shares subject to the Incentive Stock Option exceeds the Exercise Price of the Incentive Stock Option.
6.3 Exercise of Freestanding SARs. Freestanding SARs shall be exercisable on such terms and conditions as the Administrator, in its discretion, shall determine.
6.4 SAR Agreement. Each SAR grant shall be evidenced by an Award Agreement that shall specify the exercise price, the term of the SAR, the conditions of exercise, and such other terms and conditions as the Administrator shall determine.
6.5 Expiration of SARs. A SAR granted under the Plan shall expire upon the date determined by the Administrator in its discretion as set forth in the Award Agreement, or otherwise pursuant to the provisions relating to the expiration of related Options as set forth in Sections 5.4.
6.6 Payment of SAR Amount. Upon exercise of a SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying: (a) the difference between the Fair Market Value of a Share on the date of exercise over the Option Exercise Price, times (b) the number of Shares with respect to which the SAR is exercised. At the discretion of the Administrator, the payment upon SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof.
6.7 Cancellation of Exercised and Unissued SAR Shares. Upon exercise of a stock settled SAR, the number of Shares included in such exercise which are not issued to settle the SAR at the time of such exercise shall be cancelled and shall not be available for grant again under the Plan.
SECTION 7
RESTRICTED STOCK
7.1 Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Shares of Restricted Stock to Employees, Directors and Consultants in such amounts as the Administrator, in its discretion, shall determine. The Administrator, in its discretion and subject to Section 11.6, shall determine the number of Shares to be granted to each Participant.
7.2 Restricted Stock Agreement. Each Award of Restricted Stock shall be evidenced by an Award Agreement that shall specify the Period of Restriction, the number of Shares granted, and such other terms and conditions as the Administrator, in its discretion, shall determine. Unless the Administrator determines otherwise, Shares of Restricted Stock shall be held by the Company as escrow agent until the restrictions on such Shares have lapsed.
7.3 Transferability. Except as provided in this Section 7, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until expiration of the applicable Period of Restriction.
7.4 Other Restrictions. The Administrator, in its discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate, in accordance with this Section 7.4.
     7.4.1 General Restrictions. The Administrator may set restrictions based upon the achievement of specific performance objectives (Company-wide, business unit, or individual), or any other basis determined by the Administrator in its discretion.
     7.4.2 Section 162(m) Performance Restrictions. For purposes of qualifying grants of Restricted Stock as “performance-based compensation” under Section 162(m) of the Code, the Administrator, in its discretion, may set restrictions based upon the achievement of Performance Goals. The Performance Goals shall be set by the Administrator on or before the latest date permissible to enable the Restricted Stock to qualify as “performance-based compensation” under Section 162(m) of the Code. In granting Restricted Stock which is intended to qualify under Section 162(m) of the Code, the Administrator shall follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Restricted Stock under Section 162(m) of the Code (e.g., in determining the Performance Goals).
     7.4.3 Legend on Certificates. The Administrator, in its discretion, may legend the certificates representing Restricted Stock to give appropriate notice of such restrictions.
7.5 Removal of Restrictions. Except as otherwise provided in this Section 7, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan shall be released from escrow as soon as practicable after expiration of the Period of Restriction. The Administrator, in its discretion, may accelerate the time at which any restrictions shall lapse or be removed only in the event of (i) a Participant’s death, (ii) Participant’s Disability, (iii) in connection with a Change of Control, or (iv) in connection with an Employee’s Retirement or the retirement (as determined by the Compensation Committee of the Board) of a Nonemployee Director. After the restrictions have lapsed, the Participant shall be entitled to have any legend or legends under Section 7.4.3 removed from his or her Share certificate and the Shares shall be freely transferable by the Participant, subject to Applicable Law.
7.6 Voting Rights. During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Administrator determines otherwise.
7.7 Dividends and Other Distributions.
     7.7.1 Restricted Stock Granted Prior to the 5th Amendment Date. For Restricted Stock Awards granted prior to the 5th Amendment Date, during the Period of Restriction, Participants holding Shares of Restricted Stock shall be entitled to receive all dividends and other distributions paid with respect to such Shares unless otherwise provided in the Award Agreement. If any such dividends or distributions are paid in Shares, the Shares shall be subject to the same restrictions as to vesting, transferability, forfeiture and repurchase as the Shares of Restricted Stock with respect to which they were paid.
     7.7.2 Restricted Stock Granted On or After the 5th Amendment Date. For Restricted Stock Awards granted on or after the 5th Amendment Date, during the Period of Restriction, Participants holding Shares of Restricted Stock shall be entitled to receive all dividends and other distributions paid with respect to such Shares unless otherwise provided in the Award Agreement; provided, however, that all such dividends or distributions, whether paid in cash, Shares or otherwise, shall be subject to the same restrictions as to vesting, transferability, forfeiture and repurchase as the Shares of Restricted Stock with respect to which they were paid.
7.8 Return of Restricted Stock to Company. On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed shall revert to the Company and again shall become available for grant under the Plan.

SECTION 8
NONEMPLOYEE DIRECTOR AWARDS
     The provisions of this Section 8 are applicable only to Nonemployee Directors. Nonemployee Directors shall be entitled to receive all types of Awards under this Plan.
8.1	Granting of Options
     8.1.1 Initial Grants. Each Nonemployee Director who first becomes a Nonemployee Director on or after the Plan Amendment Date (excluding each Nonemployee Director whom, at the time he or she first becomes a Director, holds unvested options to purchase Shares or securities convertible or exchangeable for Shares as a result of such Outside Director’s service as a director of an Affiliate), shall be entitled to receive, as of the date that the individual first is appointed or elected as a Nonemployee Director, an Award having an Imputed Value of up to $800,000 on the date of grant, or such lesser number of Shares as is allowed pursuant to Section 11.6. Such Award may consist of a single type or any combination of the types of Awards permissible under this Plan, as determined from time to time by the Board as a whole.
     8.1.2 Ongoing Grants. On the last day of the first regularly scheduled Sybase, Inc. Board of Directors meeting in each calendar year, each Non-Employee Director who has served as a Nonemployee Director for at least five months on that date shall be granted an Award having an Imputed Value of up to $400,000 on the date of grant, or such lesser amount of Shares as is allowed pursuant to Section 11.6, provided that such Non-Employee Director is a member of the Board. Such Award may consist of a single type or any combination of the types of Awards permissible under this Plan, as determined from time to time by the Board as a whole.
     8.1.3 “Imputed Value.” For purposes of Sections 8.1.1, 8.1.2 and 8.3 (as such section relates to Options), the “Imputed Value” of any Award shall mean the value on the applicable date as determined in accordance with Financial Accounting Standards Board Statement No. 123 (revised 2004), “Accounting for Stock-Based Compensation,” as the same may be amended from time to time.
8.2 Terms of Options.
     8.2.1 Option Agreement. A written Award Agreement between the Participant and the Company shall evidence each Option granted pursuant to this Section 8.
     8.2.2 Exercise Price. The Exercise Price for the Shares subject to each Option granted pursuant to this Section 8 shall be 100% of the Fair Market Value of such Shares on the Grant Date.
     8.2.3 Expiration of Options. Each Option granted pursuant to this Section 8 shall terminate upon the first to occur of the following events:
          (a) The date for termination of the Option set forth in the written Award Agreement; or

          (b) For Options granted from the Plan Effective Date until the day preceding the 2nd Amendment Date, an Option shall expire no more than ten (10) years from the Grant Date, and for Options granted on or after the 2nd Amendment Date, an Option shall expire no more than seven (7) years from the Grant Date; or
          (c) The expiration of twelve (12) months from the date the Participant ceases Continuous Status as a Director for any reason other than the Participant’s death or Disability; or
          (d) In the event that a Participant’s Continuous Status as a Director terminates as a result of the Participant’s death or Disability, the Participant’s Option shall terminate in accordance with the provisions set forth in Section 5.4.1 (d) and (e), respectively.
     8.2.4 Nonqualified Stock Options Only. No Incentive Options may be granted pursuant to this Section 8.
     8.2.5 Vesting and Other Terms. Except as provided in Sections 8.1.4 and 8.2.3, Options granted pursuant to this Section 8 shall become exercisable on terms and conditions determined by the Administrator in its sole discretion. All other provisions of the Plan not inconsistent with this Section 8 shall also apply to Options granted to Nonemployee Directors. In the event of any inconsistency between provisions set forth in Section 8 and those set forth elsewhere in the Plan as they relate to Options, the provisions of Section 8 shall govern with respect to Options granted to Nonemployee Directors.
     8.2.6 Substitute Options. In the event that the Company or an Affiliate consummates a transaction described in section 424(a) of the Code (e.g., the acquisition of property or stock from an unrelated corporation), an individual who becomes a Nonemployee Director as a result of such transaction may be granted Options in substitution for options granted by the unrelated corporation. If such substitute Options are granted, the Administrator, in its discretion and consistent with section 424(a) of the Code, shall determine the exercise price of such substitute Options, subject to Section 4.1.2.
     8.2.7 Elections by Nonemployee Directors. Pursuant to such procedures as the Administrator (in its discretion) may adopt from time to time in accordance with Code Section 409A and Internal Revenue Service rules relating to constructive receipt), each Nonemployee Director may elect (no later than is required to comply with Code Section 409A and Internal Revenue Service rules relating to constructive receipt) to forego receipt of all or a portion of the annual retainer, committee fees and meeting fees otherwise due to the Nonemployee Director in exchange for an Award under this Plan. The number of Shares subject to an Award received by any Nonemployee Director shall equal the amount of foregone compensation divided by the Fair Market Value of a Share on the date the compensation otherwise would have been paid to the Nonemployee Director, rounded up to the nearest whole number of Shares. The number of Options granted shall be determined by dividing the cash amount foregone by the Imputed Value of the Options (as defined in Section 8.1.3), rounded up to the nearest whole number of Shares. The procedures adopted by the Administrator for elections under this Section 8.2.7 shall be designed to ensure that any such election by a Nonemployee Director will not disqualify him or her as a “non-employee director” under Rule 16b-3.
SECTION 9
RESTRICTED STOCK UNITS
9.1 Grant of Restricted Stock Units. Subject to the terms and conditions of the Plan, Restricted Stock Units may be granted to Employees, Directors and Consultants at any time and from time to time, as shall be determined by the Administrator in its discretion.
9.2 Number of Restricted Stock Units. The Administrator will have complete discretion in determining the number of Restricted Stock Units granted to any Participant, subject to the limitations in Section 11.6.
9.3 Performance Objectives and Other Terms. The Administrator will set performance objectives or other vesting provisions, including, without limitation, time-based vesting provisions, in its discretion which, depending on the extent to which they are met, will determine the number of Shares that will be paid out to Participants. The time period during which the performance objectives or other vesting provisions must be met will be called the “Performance Period.” Each Award of Restricted Stock Units will be evidenced by an Award Agreement that will specify the Performance Period, and such other terms and conditions as the Administrator, in its discretion, will determine. The Administrator may set performance objectives based upon the achievement of Company-wide or individual goals or any other basis determined by the Administrator in its discretion.
9.4 Earning of Restricted Stock Units. After the applicable Performance Period has ended, the holder of Restricted Stock Units will be entitled to receive a payout of the number of Restricted Stock Units earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance objectives or other vesting provisions have been achieved. After the grant of a Restricted Stock Unit, the Administrator, in its discretion, may reduce or waive any performance objectives or other vesting provisions for such Restricted Stock Unit only in the event of (i) a Participant’s death, (ii) Participant’s Disability, (iii) in connection with a Change of Control, or (iv) in connection with an Employee’s Retirement or the retirement (as determined by the Compensation Committee of the Board) of a Nonemployee Director.
9.5 Form and Timing of Payment of Restricted Stock Unit Units. Payment of earned Restricted Stock Units will be made as soon as practicable after the expiration of the applicable Performance Period. The Administrator shall settle earned Restricted Stock Units in Shares.
9.6 Cancellation of Restricted Stock Units. On the date set forth in the Award Agreement, all unearned or unvested Restricted Stock Units will be forfeited to the Company, and again will be available for grant under the Plan.

9.7 Section 162(m) Performance Restrictions. For purposes of qualifying grants of Restricted Stock Units as “performance-based compensation” under Section 162(m) of the Code, the Administrator, in its discretion, may set restrictions based upon the achievement of Performance Goals. The Performance Goals shall be set by the Administrator on or before the latest date permissible to enable the Restricted Stock Units to qualify as “performance-based compensation” under Section 162(m) of the Code. In granting Restricted Stock Units which are intended to qualify under Section 162(m) of the Code, the Administrator shall follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Restricted Stock Units under Section 162(m) of the Code (e.g., in determining the Performance Goals).
SECTION 10
PERFORMANCE SHARES AND PERFORMANCE UNITS
10.1 Grant of Performance Shares/Units. Subject to the terms and conditions of the Plan, Performance Shares and Performance Units may be granted to Employees, Directors and Consultants at any time and from time to time, as shall be determined by the Administrator in its discretion.
     10.1.1 Number of Units or Shares. The Administrator will have complete discretion in determining the number of Performance Shares and Performance Units granted to any Participant, subject to the limitations in Section 11.6, provided that during any Fiscal Year, (a) no Participant shall receive Performance Units or Performance Shares having an initial Imputed Value (defined in Section 8.1.3) greater than $5,000,000, except that such Participant may receive Performance Units or Performance Shares in a Fiscal Year in which his or her service as an Employee first commences with an initial value no greater than $10,000,000.
     10.1.2 Value of Performance Shares/Units. Each Performance Unit will have an initial Imputed Value that is established by the Administrator on or before the Grant Date in accordance with Section 8.1.3. Each Performance Share will have an initial Imputed Value equal to the Fair Market Value of a Share on the Grant Date.
10.2 Performance Objectives and Other Terms. The Administrator will set performance objectives or other vesting provisions, including, without limitation, time-based vesting provisions, in its discretion which, depending on the extent to which they are met, will determine the number or value of Performance Shares/Units that will be paid out to Participants. The time period during which the performance objectives or other vesting provisions must be met will be called the “Performance Period.” Each Award of Performance Shares/Units will be evidenced by an Award Agreement that will specify the Performance Period, and such other terms and conditions as the Administrator, in its discretion, will determine. The Administrator may set performance objectives based upon the achievement of Company-wide or individual goals or any other basis determined by the Administrator in its discretion.
10.3 Earning of Performance Shares/Units. After the applicable Performance Period has ended, the holder of Performance Units/Shares will be entitled to receive a payout of the number of Performance Units/Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance objectives or other vesting provisions have been achieved. After the grant of a Performance Unit/Share, the Administrator, in its discretion, may reduce or waive any performance objectives or other vesting provisions for such Performance Unit/Share.
10.4 Form and Timing of Payment of Performance Shares/Units. Payment of earned Performance Shares/Units will be made as soon as practicable after the expiration of the applicable Performance Period. The Administrator, in its discretion, may pay earned Performance Shares/Units in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Units/Shares at the close of the applicable Performance Period) or in a combination thereof.
10.5 Cancellation of Performance Shares/Units. On the date set forth in the Award Agreement, all unearned or unvested Performance Shares/Units will be forfeited to the Company, and again will be available for grant under the Plan.
SECTION 11
MISCELLANEOUS
11.1 Change In Control
     11.1.1 Generally. In the event of a Change in Control, unless an Award is assumed or substituted by the successor corporation, then (i) such Awards shall become fully exercisable as of the date of the Change in Control, whether or not then exercisable; and (ii) all restrictions and conditions on any Award then outstanding shall lapse as of the date of the Change in Control.
     11.1.2 Options and SARs. If the Administrator determines that Options and SARs will be assumed or an equivalent option or right substituted by the successor corporation or a parent or Subsidiary of the successor corporation, then
          (a) In the event that the successor corporation refuses to assume or substitute for the Option or SAR, the Options and SARs held by such Participant shall immediately become one hundred percent (100%) exercisable. In such event, the Company shall notify the Participant in writing or electronically that the Options and SARs are fully exercisable (subject to the consummation of the Change in Control) for a period of forty-five (45) days from the date of such notice, and the Option or SAR shall terminate upon the expiration of such period.
          (b) For the purposes of this Section 11.1.2, the Option or SAR shall be considered assumed if, following the Change in Control, the option or SAR confers the right to purchase or receive, for each Share subject to the Option or SAR immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) received in the Change in Control event by holders of Shares for each Share held on the closing date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change in Control is not solely common stock of the successor corporation or its parent, the Administrator or the Board may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option or SAR, for each Share subject to the Option or SAR, to be solely common stock of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of Shares in the Change in Control, as determined on the date of the Change in Control.
     11.1.3 Restricted Stock. If the Administrator determines that any Company repurchase or reacquisition right with respect to outstanding Shares of Restricted Stock held by the Participant will be assigned to the successor corporation, then in the event that the successor corporation refuses to accept the assignment of any such Company repurchase or reacquisition right, such Company repurchase or reacquisition right will immediately lapse and the Participant will become one hundred percent (100%) vested in such Shares of Restricted Stock prior to the closing of the Change in Control event.
     11.1.4 Restricted Stock Units; Performance Shares/Units. If the Administrator determines that Restricted Stock Units or Performance Shares/Units will be assumed or an equivalent option or right substituted by the successor corporation or a parent or Subsidiary of the successor corporation, then
          (a) in the event that the successor corporation refuses to assume or substitute for the Restricted Stock Units or Performance Shares/Units, 100% of all vesting or performance objectives will be deemed achieved and all other terms and conditions met immediately prior to the closing of the Change in Control event.
          (b) For the purposes of this Section 11.1.4, the Restricted Stock Unit or Performance Share/Unit shall be considered assumed if, following the Change in Control, the Restricted Stock Unit or Performance Share/Unit confers the right to purchase or receive, for each Share subject to the Restricted Stock Unit or Performance Share/Unit immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) received in the Change in Control by holders of Shares for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change in Control is not solely common stock of the successor corporation or its parent, the Administrator or the Board may, with the consent of the successor corporation, provide for the consideration to be received upon the payout of a Restricted Stock Unit or Performance Share/Unit, for each Share subject to such Award (or, in the case of Performance Units, the number of implied Shares determined by dividing the value of the Performance Units by the per share consideration received by holders of Shares), to be solely common stock of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of Shares in the Change in Control, as determined on the date of the Change in Control. Notwithstanding anything in this Section 11.1.4 to the contrary, an Award that vests, is earned or paid-out upon the satisfaction of one or more performance goals will not be considered assumed if the Company or its successor modifies any of such performance goals without the Participant’s consent; provided, however, that a modification to such performance goals only to reflect the successor corporation’s post Change in Control corporate structure will not be deemed to invalidate an otherwise valid Award assumption.
11.2 Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Participant as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide for a Participant to have the right to exercise his or her Award until ten (10) days prior to such transaction as to all of the Shares covered thereby, including Shares as to which the Award would not otherwise be exercisable. In addition, the Administrator may provide that any Company repurchase rights applicable to any Shares purchased upon exercise of an Award shall lapse as to all such Shares, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed action.
11.3 Deferrals. The Administrator, in its discretion, may permit a Participant to defer receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant under an Award. Any such deferral elections shall be in accordance with Code Section 409A and subject to such rules and procedures as shall be determined by the Administrator in its discretion.
11.4 No Effect on Employment or Service. Nothing in the Plan shall interfere with or limit in any way the right of the Company or an Affiliate to terminate any Participant’s employment or service at any time, with or without cause. Unless otherwise provided by written contract, employment with the Company and its Affiliates is on an at-will basis only. Additionally, the Plan shall not confer upon any Nonemployee Director any right with respect to continuation of service as a Director or nomination to serve as a Director, nor shall it interfere in any way with any rights which such Nonemployee Director or the Company may have to terminate his or her directorship at any time.
11.5 Participation. No Employee or Consultant shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.
11.6 Limitations on Awards. No Participant shall be granted an Award in any Fiscal Year for Shares representing more than the lesser of (i) one percent (1%) of the Company’s total number of outstanding Shares immediately prior to the issuance of such Award, or (ii) two million (2,000,000) Shares; provided, however, that such limitation shall be adjusted proportionately in connection with any change in the Company’s capitalization as described in Section 4.4.
11.7 Successors. All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business or assets of the Company.
11.8 Beneficiary Designations. If permitted by the Administrator, a Participant under the Plan may name a beneficiary or beneficiaries to whom any vested but unpaid Award shall be paid in the event of the Participant’s death. Each such designation shall revoke all prior designations by the Participant and shall be effective only if given in a form and manner acceptable to the Administrator. In the absence of any such designation, any vested benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate and, subject to the terms of the Plan and of the applicable Award Agreement, any unexercised vested Award may be exercised by the administrator or executor of the Participant’s estate.
11.9 Limited Transferability of Awards. No Award granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will, by the laws of descent and distribution. All rights with respect to an Award granted to a Participant shall be available during his or her lifetime only to the Participant. Notwithstanding the foregoing, the Participant may, in a manner specified by the Administrator, (a) transfer a Nonqualified Stock Option to a Participant’s spouse, former spouse or dependent pursuant to a court-approved domestic relations order which relates to the provision of child support, alimony payments or marital property rights, and (b) transfer a Nonqualified Stock Option by bona fide gift and not for any consideration, to (i) a member or members of the Participant’s immediate family, (ii) a trust established for the exclusive benefit of the Participant and/or member(s) of the Participant’s immediate family, (iii) a partnership, limited liability company of other entity whose only partners or members are the Participant and/or member(s) of the Participant’s immediate family, or (iv) a foundation in which the Participant an/or member(s) of the Participant’s immediate family control the management of the foundation’s assets. In no event may an Award hereunder be transferred for value.
11.10 Restrictions on Share Transferability. The Administrator may impose such restrictions on any Shares acquired pursuant to the exercise of an Award as it may deem advisable, including, but not limited to, restrictions related to applicable federal securities laws, the requirements of any national securities exchange or system upon which Shares are then listed or traded, or any blue sky or state securities laws.
11.11 Buyout Provisions. The Administrator may at any time offer to buy out for a payment in cash or Shares, an Award previously granted based on such terms and conditions as the Administrator shall establish and communicate to the Participant at the time that such offer is made, provided, however, that no offers may be made to buy out Awards of Options or SARs which have Exercise Prices which exceed the Fair Market Value of the Company’s Common Stock at the time of such buy out offer.
11.12 No Rights as Stockholder. Except to the limited extent provided in Sections 7.6 and 7.7, no Participant (nor any beneficiary) shall have any of the rights or privileges of a stockholder of the Company with respect to any Shares issuable pursuant to an Award (or exercise thereof), unless and until certificates representing such Shares shall have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to the Participant (or beneficiary).
SECTION 12
AMENDMENT, TERMINATION, AND DURATION; RE-PRICING PROHIBITED
12.1 Amendment, Suspension, or Termination. Except as provided in Section 12.2, the Board, in its sole discretion, may amend, suspend or terminate the Plan, or any part thereof, at any time and for any reason. The amendment, suspension, or termination of the Plan shall not, without the consent of the Participant, alter or impair any rights or obligations under any Award theretofore granted to such Participant. No Award may be granted during any period of suspension or after termination of the Plan.
12.2 No Amendment or Re-Pricing without Stockholder Approval. The Company shall obtain stockholder approval of any material Plan amendment to the extent necessary or desirable to comply with the rules of the NYSE, the Exchange Act, Section 422 of the Code, or other Applicable Law. The Company shall not, without prior stockholder approval, reduce the exercise or purchase price of any outstanding Options, SARs or other Awards (other than for adjustments made pursuant Section 4.4), or cancel or re-grant Options, SARs for other Awards with a lower exercise price.
12.3 Plan Effective Date and Duration of Awards. The Plan Effective Date shall be May 27, 2004, subject to Sections 12.1 and 12.2 (regarding the Board’s right to amend or terminate the Plan), and shall remain in effect thereafter. However, without further stockholder approval, no Award may be granted under the Plan more than ten (10) years after the Plan Effective Date.
SECTION 13
TAX WITHHOLDING
13.1 Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof), the Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes (including the Participant’s FICA obligation) required to be withheld with respect to such Award (or exercise thereof).
13.2 Withholding Arrangements. The Administrator, in its discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such tax withholding obligation, in whole or in part by (a) electing to have the Company withhold otherwise deliverable Shares, or (b) delivering to the Company already-owned Shares having a Fair Market Value equal to the minimum amount required to be withheld. The amount of the withholding requirement shall be deemed to include any amount which the Administrator agrees may be withheld at the time the election is made, not to exceed the amount determined by using the maximum federal, state or local marginal income tax rates applicable to the Participant with respect to the Award on the date that the amount of tax to be withheld is to be determined. The Fair Market Value of the Shares to be withheld or delivered shall be determined as of the date taxes are required to be withheld. The number of Shares withheld to satisfy minimum withholding requirements shall be cancelled and shall not be available for grant again under the Plan.
SECTION 14
LEGAL CONSTRUCTION
14.1 Liability of Company. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful grant or any Award or the issuance and sale of any Shares hereunder, shall relieve the Company, its officers, Directors and Employees of any liability in respect of the failure to grant such Award or to issue or sell such Shares as to which such requisite authority shall not have been obtained.
14.2 Grants Exceeding Allotted Shares. If the Shares covered by an Award exceed, as of the date of grant, the number of Shares, which may be issued under the Plan without additional stockholder approval, such Award shall be void with respect to such excess Shares, unless stockholder approval of an amendment sufficiently increasing the number of Shares subject to the Plan is timely obtained.
14.3 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.
14.4 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.
14.5 Requirements of Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.
14.6 Securities Law Compliance. With respect to Section 16 individuals, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3. To the extent any provision of the Plan, Award Agreement or action by the Administrator fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Administrator.
14.7 Governing Law. The Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of California
14.8 Captions. Captions are provided herein for convenience only, and shall not serve as a basis for interpretation or construction of the Plan.

SECTION 15
EXECUTION
     IN WITNESS WHEREOF, the Company, by its duly authorized officer, has executed this Plan on the date indicated below.

SYBASE, INC.
Dated: September 17, 2009	By:	/S/ Daniel R. Carl
Daniel R. Carl
Vice President, General Counsel and Secretary